Report of Independent Auditors


To the Shareholders and Board of Directors of ACM Municipal Securities Income Fund, Inc.

In  planning  and  performing  our  audit  of  the
financial  statements of ACM Municipal  Securities
Income  Fund, Inc. for the year ended October  31,
1997,   we   considered  its   internal   control,
including   control  activities  for  safeguarding
securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The  management of ACM Municipal Securities Income
Fund,  Inc.  is  responsible for establishing  and
maintaining internal control.  In fulfilling  this
responsibility,   estimates   and   judgments   by
management  are  required to assess  the  expected
benefits    and   related   costs   of   controls.
Generally, controls that are relevant to an  audit
pertain  to  the entity's objective  of  preparing
financial  statements for external  purposes  that
are  fairly presented in conformity with generally
accepted  accounting principles.   Those  controls
include   the   safeguarding  of  assets   against
unauthorized acquisition, use or disposition.

Because   of  inherent  limitations  in   internal
control,  errors or irregularities may  occur  and
not   be   detected.   Also,  projection  of   any
evaluation  of internal control to future  periods
is   subject  to  the  risk  that  it  may  become
inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our  consideration of the internal  control  would
not   necessarily  disclose  all  matters  in  the
internal control that might be material weaknesses
under   standards  established  by  the   American
Institute  of  Certified  Public  Accountants.   A
material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above at October 31, 1997.

This report is intended solely for the information and use of the board of directors and management of ACM Municipal Securities Income Fund, Inc. and the Securities and Exchange Commission.



                                    ERNST &  YOUNG
LLP

New York, New York
December 4, 1997